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Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Walter M. Pressey, President and CFO Boston Private Financial Holdings, Inc. (617) 912-1921 www.bostonprivate.com
Richard Taylor First State Bank of California (818) 366-2188 www.fsbankcal.com
Carl O. Schatz, Chairman and CEO Encino State Bank (818) 789-9055 www.encinostatebank.net

BOSTON PRIVATE TO ACQUIRE ENCINO STATE BANK

Wealth Management Firm Continues Expansion
in Southern California

Boston, MA June 15, 2004—Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today announced that it has signed a definitive agreement to acquire 100% of Encino State Bank (ENST.OB) of Encino, California, for approximately $33.1 million, or $25.25 per share. Encino, a $181 million asset commercial bank founded in 1997, currently has three branches in the Los Angeles area. Upon closing, Encino will be merged with First State Bank, a wholly-owned subsidiary of Boston Private located in Granada Hills, California, resulting in a combined bank with over $400 million in assets. The transaction is expected to close at the end of September, and is subject to several conditions, including regulatory approval. This transaction will be immediately accretive to BPFH on a cash basis, and within 12 months on a GAAP basis and will be payable 100% in cash.

Timothy L. Vaill, Chairman and CEO of Boston Private, said, "We have carefully selected the right partners to build our wealth management business in Southern California, and the addition of Encino State Bank, when combined with First State, gives us a strong private banking platform in the Los Angeles area. I am very pleased to be adding the highly qualified staff and strong banking reputation built by Carl Schatz at Encino to our capable team at First State, led by Rich Taylor. The commitment that both banks have to superior client service makes this combination a natural fit."

Encino State is located in three prime banking markets in Southern California; Encino, Westlake Village and Santa Monica. At March 31, 2004, the Bank had $181 million in total assets, $93 million in its commercial loan portfolio, total deposits of $170 million and $11 million in equity capital. From 1999-2003, Encino State Bank grew total assets at a compound annual growth rate of over 19% per year, net loans at 26% per year and total deposits at a rate of 20% per year.

Carl Schatz, Chairman and Chief Executive Officer of Encino State Bank, said: "We are really excited about this transaction. Our shareholders are receiving a very attractive price in cash. Our customers will have access to the full suite of products and services offered by Boston Private, a company with one of the best reputations in the wealth management sector. Virtually all of our employees will be retained following the closing, which should assist our customers during the transition. And finally, Boston Private is acquiring an excellent bank with key office locations and great people. If the professionalism and courtesy shown to us during this transaction is any indication, our customers and employees should be very pleased with the prospects of their future relationships with Boston Private and First State Bank."

Richard Taylor, Chief Executive Officer at First State Bank, said, "We have known and admired the folks at Encino State Bank for quite a while, and are extremely excited about working with the excellent staff there. Their locations in Encino, Santa Monica and Westlake Village complement our existing franchise, and we look forward to working with their attractive client base. We share a common philosophy of offering outstanding service, and together we will anchor Boston Private's wealth management platform in the Los Angeles area."

Vaill added, "Encino's particular personnel strengths, balance sheet structure, and excellent branch locations, not only add very positively to our overall financial structure, but are ideally suited to the execution of our Los Angeles strategy. The acquisition of Encino and its combination with First State is an important growth step as we expand our capabilities to meet the wealth management needs of our clients in that area."

About Boston Private Financial Holdings, Inc.

Established in 1987, Boston Private Financial Holdings offers a full range of wealth management services to successful people, their families, their businesses, and to selected institutions. Boston Private's assets include ten affiliated companies located in New England, Northern California, Southern California, the Pacific Northwest and New York, offering private banking, financial planning, and investment management services to its domestic and international clientele. These affiliates include: in New England, Boston Private Bank & Trust Company, Westfield Capital Management Company, RINET Company, and Boston Private Value Investors; in Northern California, Sand Hill Advisors, Borel Private Bank & Trust Company, and Bingham, Osborn & Scarborough; in Southern California, First State Bank of California; in the Pacific Northwest, Coldstream Capital Management, based in Bellevue, Washington; and in New York, Dalton, Greiner Hartman Maher & Co., LLC. Boston Private's affiliates have approximately $16 billion in client assets under advisory and balance sheet assets of approximately $2.6 billion. The Company is a member of the Standard & Poor's 600 Index and is included on the Nasdaq Financial-100 Index®.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction to Boston Private, including future financial and operating results, enhanced revenues that may be realized from the transaction, the accretive effect of the transaction on Boston Private's financial results, and Boston Private's performance goals for Encino State Bank; (ii) statements with respect to Boston Private's strategy, initiatives, plans, objectives, expectations, and intentions; (iii) statements regarding future operations, market position or prospects of either Boston Private or Encino State Bank; (iv) statements regarding potential product development; and (v) other statements identified by words such as "will," "continues," "increases," "expand," "grow," "opportunity," "believes," "expects," "anticipates," "estimates," "intends," "plan," "target," and similar expressions. These statements are based upon the current beliefs and expectations of Boston Private's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the expected benefits to Boston Private's wealth management initiatives may not be realized or may be realized more slowly than expected; (2) the risk that the business of Encino State Bank will not be integrated successfully with Boston Private's or such integration may be more difficult, time-consuming or costly than expected; (3) expected revenue and business synergies from the transaction may not be fully realized or realized within the expected time frame; (4) competitive pressures among investment management companies may increase significantly and have an effect on pricing, spending, product offerings, third-party relationships, revenues and Boston Private's and Encino State Bank's abilities to attract and retain clients; (5) the strength of the United States economy in general and specifically the strength of the New England, California, New York and other economies in which Boston Private and Encino State Bank will be operating may be different than expected resulting in, among other things, a deterioration in borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses, and reduced demand for wealth management services; and (6) adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on the Boston Private's and Encino State Bank's asset management activities and fees from such activities. Additional factors that could cause Boston Private's results to differ materially from those described in the forward-looking statements can be found in Boston Private's other press releases and Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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  Exhibit 99.1